                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 8.1

  LIST OF PRINCIPAL SUBSIDIARY COMPANIES INCLUDED IN THE LUCITE INTERNATIONAL GROUP HOLDINGS LIMITED CONSOLIDATED FINANCIAL STATEMENTS AT DECEMBER 31, 2002

                                                                     COUNTRY OF INCORPORATION   PERCENTAGE
                                                                     OR REGISTRATION               HOLDING
------------------------------------------------------------------   ------------------------   ----------
Lucite International Investment Limited                              UK                                100
Lucite International Holdings Limited                                UK                                100
Lucite International Finance PLC                                     UK                                100
Lucite International Dutch Overseas Holdco BV                        Netherlands                       100
Thai Poly Acrylic PLC                                                Thailand                           59
Lucite International Japan Limited                                   Japan                             100
Lucite International Finco Limited                                   UK                                100
Lucite International France SAS                                      France                            100
Lucite International Netherlands BV                                  Netherlands                       100
Lucite International Holland BV                                      Netherlands                       100
Lucite International UK Limited                                      UK                                100
Lucite International, Inc.                                           USA                               100
Lucite International Mexico SA de C.V.                               Mexico                            100
Lucite International Holdco Limited                                  UK                                100
Lucite International Canada, Inc.                                    Canada                            100
Lucite International Trading Limited                                 UK                                100
Lucite International UK Overseas Holdco1 Limited                     UK                                100
Lucite International Partnership Holdings Inc                        USA                               100
Lucite International Holdco Inc                                      USA                               100
Lucite International Partnerco1 Limited                              UK                                100
Lucite International Partnerco2 Limited                              UK                                100
Lucite International Speciality Polymers and Resins Limited          UK                                100
Lucite International South Africa (Pty) Limited                      South Africa                      100
Lucite International Asia Pacific Pte Limited                        Singapore                         100
Kaohsiung Monomer Company                                            Taiwan                             60
Lucite International Alpha BV                                        Netherlands                       100
Perspex Distribution Limited                                         UK                                100